UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	April 17, 2007
Santa Monica Media Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-128384	59-3810312

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9229 Sunset Blvd., Suite 505 Los Angeles, California		90069

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 256-3680
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On April 17, 2007, Santa Monica Media Corporation (AMEX: MEJ.U) (the “Company”) announced that the underwriters for the Company’s initial public offering (the “IPO”) have terminated their over-allotment option to purchase up to 1,875,000 units at $8.00 per unit, each unit consisting of one share of common stock and one warrant.
     In addition, the Company announced on April 17, 2007 that commencing on April 18, 2007, the holders of the Company’s units may elect to separately trade the common stock and warrants included in the Company’s units. Those units not separated will continue to trade on the American Stock Exchange under the symbol MEJ.U, and each of the common stock and warrants will trade on the American Stock Exchange under the symbols MEJ and MEJ.WS, respectively.
     A copy of the Press Release issued by the Company announcing the termination of the over-allotment option and the separation of the units is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Exhibits.
99.1 Press Release dated April 17, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Santa Monica Media Corporation
April 17, 2007	By:	/s/ David M. Marshall
		Name:	David M. Marshall
		Title:	Chief Executive Officer

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